Exhibit 5.1 (including Exhibits 8.1 and 23.1)


                               KUTAK ROCK                               ATLANTA
                              A PARTNERSHIP                         KANSAS CITY
                  INCLUDING PROFESSIONAL CORPORATIONS               LITTLE ROCK
                               SUITE 2900                              NEW YORK
                        717 SEVENTEENTH STREET                    NEWPORT BEACH
                      DENVER, COLORADO 80202-3329                 OKLAHOMA CITY
                             (303) 297-2400                               OMAHA
                         FACSIMILE (303) 292-7799                       PHOENIX
                                                                     PITTSBURGH
                                                                     WASHINGTON

                                  July 18, 1997

Union  Financial  Services-1,  Inc.
6991 East Camelback Road, Suite B290
Scottsdale, AZ  85251

Gentlemen:

     We have acted as special counsel to Union Financial Services-1, Inc. (the "Registrant") in connection with the preparation of (i) the section entitled "Certain Federal Income Tax Consequences" contained in the base prospectus of the Registration Statement of Form S-3 (Registration No. 333-28551) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including the forms of Prospectus and Prospectus Supplements forming a part thereof (collectively, the "Prospectus")
(ii) Pre-Effective Amendments thereto, and (iii) the section entitled "Certain Federal Income Tax Consequences" contained in the base prospectus of the Post-Effective Amendment to the Registration Statement of Form S-3 (Registration No. 333-8929) amended pursuant to Rule 429 under the Act (collectively with the Registration Statement contained in Registration No. 333-28551) (together, the "Registration Statement"). The Registration Statement and the Prospectus relate to the Registration of Taxable Student Loan Asset-Backed Notes (the "Securities"). Each Series of such Securities will be created and issued pursuant to a Second Amended and Restated Indenture of Trust entered into between you and Norwest Bank Minnesota, National Association, as trustee, and a supplement to such Indenture of Trust relating to such Series (collectively, the "Indenture"), as described in the Registration Statement. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

        We have made such investigations of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the

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Union  Financial Services-1,  Inc.
July 18, 1997
Page 2

authorization,  issuance  and  sale of such  Securities.  We have  examined  the
Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus.

        In rendering the following opinions. We have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We also have assumed the genuineness of the signatures appearing upon such public records, certification, documents and proceedings.

        We have  assumed for the  purposes of the  opinions set forth below that
(i) the Indenture has been and any supplements with respect to each Series will be duly authorized by all necessary action and duly executed and delivered by the parties thereto substantially in the form filed in the Exhibits to the
Registration Statement, (ii) the Securities will be created and issued substantially in the form set forth in the Indenture and sold in Series, all as described in the Registration Statement, (iii) the Securities of each Series will be duly authorized by all necessary action, duly executed, authenticated by the trustee and delivered in accordance with the provisions of the Indenture, and (iv) such Securities will be sold by you for reasonably equivalent consideration. In addition, we have assumed that the parties to the Indenture will satisfy their respective obligations thereunder.

        The opinion set forth in paragraph numbered 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

        On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

     1. The Securities of each Series offered pursuant to the Registration Statement will, when sold, be legally and validly issued, fully paid and nonassessalbe, and will be binding obligations of the Registrant, entitled to the benefits of the Indenture and the supplements pursuant to which such Securities were issued; and

Union  Financial Services-1,  Inc.
July 18, 1997
Page 3

     2. The above-mentioned description of selected federal income tax consequences of the ownership of the Securities discusses all material federal income tax consequences of the purchase, ownership and disposition of the Securities, to the purchasers described in such description, subject to special rules under the Internal Revenue Code of 1986, as amended, and the description is accurate in all material respects with respect to those tax consequences that are discussed. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, or changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We further note that the form of Prospectus Supplement filed herewith does not relate to a specific transaction.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Certain Federal Income Tax Consequences", "Legal Matters" and other references thereto in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulation or the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Respectfully submitted,



                                        /s/ Kutak Rock
                                        KUTAK ROCK